UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 27, 2007

(Date of earliest event reported)

SATELLITE NEWSPAPERS CORP.

(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-26607 --------------------------------	88-0390828 --------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bank of America Building

980 Post Road East

Westport, Connecticut 06880

(Address of principal executive offices) (Zip Code)

(203) 222-9333

(Registrant’s telephone no., including area code)

-------------------------------------

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03	Material Modification to Rights of Security Holders.

On March 27, 2007 the Registrant’s Board of Directors and majority of its Shareholders approved to reaffirmed its July 1, 2006 resolution to effect a reverse split of the Registrant’s issued and outstanding Common Stock, $.001 par value per share pursuant to which each fifty (50) shares of the Registrant’s issued and outstanding Common Stock will be combined and consolidated into one (1) share of Common Stock and to authorize the Board of Directors of the Company to amend its Articles of Incorporation by issuing, without further shareholder action, one or more series of Preferred Stock from its authorized 5,000,000 shares of Preferred Stock.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2007 the Registrant’s Board of Directors and majority of its Shareholders approved to amend its Articles of Incorporation by changing the name of the Registrant from Satellite Newspapers Corp. to European Equity Holding Corp, and reaffirm its July 1, 2006 resolution to authorize the Board of Directors of the Company to amend its Articles of Incorporation by issuing, without further shareholder action, one or more series of Preferred Stock from its authorized 5,000,000 shares of Preferred Stock.

SECTION 8 - OTHER EVENTS

Item 8.01	Other Events.

FORWARD-LOOKING STATEMENTS. This current report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In addition, the Registrant (Satellite Newspapers Corp., a Nevada corporation, and its subsidiaries) may from time to time make oral forward-looking statements. Actual results are uncertain and may be impacted by many factors. In particular, certain risks and uncertainties that may impact the accuracy of the forward-looking statements with respect to revenues, expenses and operating results include without imitation; cycles of customer orders, general economic and competitive conditions and changing customer trends, technological advances and the number and timing of new product introductions, shipments of products and components from foreign suppliers, and changes in the mix of products ordered by customers. As a result, the actual results may differ materially from those projected in the forward-looking statements.

On March 27, 2007 the Registrant’s Board of Directors and majority of its Shareholders approved to accept subject to due diligence by all parties the March 21, 2007 Memorandum Agreement executed with International Creative Property Concepts NV and Andreas Yanakopoulos, an operator and provider of elderly care services in Belgium, registered in Kapellen, Belgium (hereinafter “ICPC”). Under the Agreement, the Registrant agrees to purchase from ICPC in phase one, the following six (6) properties:

Buildings:

1.	PLS. MORETUISLER ANTWERP, 58 bed licenses, annual rental income € 317,550, valued cat 6%: €5,292,500, outstanding mortgage € 2,700,000, net value € 2,592,500.

2.	BERGHEM ANTWERP, 55 bed licenses, annual rental income € 301,125, value at 6%: € 5,018,750, outstanding mortgage € 3,500,000, net value € 1,518,000.

3.	VOTTEM LIEGE, project 0 bed licenses – 265 bed licenses after completion, value at € 6,000,000, outstanding mortgage € 2,300,000, net value € 3,700,000.

4.	RED CROSS BUILDING, annual rental income € 450,313, value at € 8,204,000, outstanding mortgage € 4,300,000, net value € 3,904,000.

5.	LEOPOLDSBURG, 120 bed licenses, annual rental income € 657,000, value at 6%: € 2,500,000, outstanding mortgage € 1,000,000, net value € 1,500,000.

Land:

1.	LINKEROEVER LEND, 40,000 m2, value € 8,000,000, no outstanding mortgage.

Net Value:

The total agreed Net Value of the Six (6) Phase 1 properties is € 21,215,250 or $28,320,230 at a conversion rate of 1.3349 as of this date.

Remaining ICPC Buildings:

ICPC has agreed to sell the remaining ten (10) properties – Phase 2 to the Registrant at Net Value within six (6) months after signing the definitive agreement.

Operations:

Registrant will acquire all the operations of ICPC in two phases. In Phase 1, the Registrant will purchase a total of 716 Operations valued at € 20,000 per license. The total agreed Net Value of Phase 1 Operations is €14,320,000. The Registrant will acquire the remaining 648 Operations – Phase 2, at Net Value within (6) months after signing the definitive agreement.

Purchase Price:

The total purchase price of all phase 1 properties as listed above and the Phase 1 Operations is € 35,535,250 or $47,428,902 at a conversion rate of 1.3349 as of this date to be paid with Registrant’s common stock at an agreed share price of $0.35, for a total of 131,998,071 common stock post reverse split which will represent 73.2% of all issued and outstanding shares of the Registrant. These shares will have a lock up period for a period of two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATELLITE NEWSPAPERS CORP.

(Registrant)

Date: March 27, 2007	By: /s/ ROY PICENI

Roy Piceni

Chief Executive Officer

(Duly Authorized Officer)